                                                                       EXHIBIT B

     THIS ASSIGNMENT is made this 28th day of April, 1995, between Marshall T. Reynolds, hereinafter called "Reynolds" and Shirley A. Reynolds, Robert L. Shell, Jr., Robert H. Beymer, Barbara W. Beymer, Thomas W. Wright, Deborah P. Wright and Jeanne D. Hubbard, hereinafter called "Assignees."
     WHEREAS, Reynolds has entered into a Stock Purchase Agreement dated April 21, 1995 with Citibank, N.A. (the "Agreement") pursuant to which Reynolds has contracted to purchase from Citibank, N.A. up to 203,038 shares of common stock of Abigail Adams National Bancorp, Inc. ("Bancorp Common Stock"); and
     WHEREAS, Assignees desire to purchase certain of the shares of Bancorp Common Stock which Reynolds has agreed to purchase from Citibank, N.A.;
     WHEREAS, Reynolds is willing to assign to Assignees the right to purchase such shares of Bancorp Common Stock pursuant to and in accordance with the terms of the Agreement, and Assignees are willing to assume performance of the obligations imposed upon Reynolds by the Agreement with respect to the shares of Bancorp Common Stock they desire to purchase.
     NOW, THEREFORE, WITNESSETH, in consideration of the premises, which shall be construed to be an integral part of this Assignment and not as mere recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Reynolds hereby assigns to Assignees, and Assignees hereby assume, all the rights and obligations for the purchase of the shares of Bancorp Common Stock under the Agreement as set forth opposite their names below, all upon the terms and conditions of the Agreement, the provisions of which are hereby incorporated by reference. By acceptance of this Assignment as evidenced by their signatures below, each Assignee adopts all of the Purchaser's representations, warranties, covenants and obligations set forth in the Agreement as fully as if each Assignee had been an original party signatory thereto.
               SHIRLEY A. REYNOLDS
               40,000 shares of Bancorp Common Stock in her sole name, and 80,538 shares of Bancorp Common Stock in joint name with Marshall
               T. Reynolds


               ROBERT L. SHELL, JR.

               27,000 shares of Bancorp Common Stock


               ROBERT H. BEYMER

               7,000 shares of Bancorp Common Stock in joint name with Barbara
               W. Beymer


               BARBARA W. BEYMER

               20,000 shares of Bancorp Common Stock in her sole name, and 7,000 shares of Bancorp Common Stock in joint name with Robert H. Beymer


               THOMAS W. WRIGHT

               7,000 shares of Bancorp Common Stock in joint name with Deborah
               P. Wright


               DEBORAH P. WRIGHT

               20,000 shares of Bancorp Common Stock in her sole name, and 7,000 shares of Bancorp Common Stock in joint name with Thomas W. Wright

               JEANNE D. HUBBARD

               1,500 shares of Bancorp Common Stock

     This instrument is signed and sealed as of the date first above written.


                                             /s/ Marshall T. Reynolds
                                             ------------------------
                                             MARSHALL T. REYNOLDS


                                             /s/ Shirley A. Reynolds
                                             ------------------------
                                             SHIRLEY A. REYNOLDS


                                             /s/ Robert L. Shell, Jr.
                                             -------------------------
                                             ROBERT L. SHELL, JR.


                                             /s/ Robert H. Beymer
                                             -------------------------
                                             ROBERT H. BEYMER


                                             /s/ Barbara W. Beymer
                                             -------------------------
                                             BARBARA W. BEYMER


                                             /s/ Thomas W. Wright
                                             -------------------------
                                             THOMAS W. WRIGHT


                                             /s/ Deborah P. Wright
                                             -------------------------
                                             DEBORAH P. WRIGHT


                                             /s/ Jeanne D. Hubbard
                                             -------------------------
                                             JEANNE D. HUBBARD




                                        3